As filed with the Securities and Exchange Commission on May 13, 2005

Registration No. 333-114877

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LYONDELL CHEMICAL COMPANY

(Exact name of Registrant as specified in its charter)

Delaware	2869	95-4160558
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1221 McKinney Street, Suite 700 Houston, Texas 77010 (713) 652-7200	Kerry A. Galvin Senior Vice President, General Counsel and Secretary 1221 McKinney Street, Suite 700 Houston, Texas 77010 (713) 652-7200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Stephen A. Massad

Baker Botts L.L.P.

One Shell Plaza

910 Louisiana Street

Houston, Texas 77002

(713) 229-1234

Approximate date of commencement of proposed sale of the securities to the public:    As soon as practicable after this Registration Statement becomes effective and all other conditions under the Agreement and Plan of Merger included as Annex A to the enclosed joint proxy statement/prospectus have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

DEREGISTRATION OF SECURITIES

Lyondell Chemical Company, a Delaware corporation (“Lyondell”), registered 81,887,907 shares (the “Shares”) of its common stock, par value $1.00 per share, on a Registration Statement on Form S-4 (Registration No. 333-114877) (the “Form S-4”) in connection with Lyondell’s acquisition of Millennium Chemicals Inc., a Delaware corporation (“Millennium”). Lyondell issued 63,126,376 of the Shares at the closing of the acquisition on November 30, 2004 to holders of the shares of common stock, par value $0.01 per share, of Millennium outstanding on that date. Lyondell is registering 12,584,803 of the Shares for issuance from time to time upon the exercise of Millennium’s 4% convertible debentures due November 15, 2023 (the “Conversion Shares”) on a Registration Statement on Form S-3 (Registration No. 333-123977) (the “Form S-3”). Lyondell registered 2,520,447 of the Shares to be issued in connection with Millennium’s benefit plans (the “Benefit Shares”) on a Registration Statement on Form S-8 (Registration No. 333-120877) (the “Form S-8”).

The purpose of this Post-Effective Amendment No. 1 to the Form S-4 is to deregister (A) the Conversion Shares, which are being registered on the Form S-3, (B) the Benefit Shares, which are now registered on the Form S-8 and (C) the remaining 3,656,281 Shares that were registered on the Form S-4 but were not issued in connection with the closing of the acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Lyondell Chemical Company has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on May 13, 2005.

LYONDELL CHEMICAL COMPANY

By:	/s/ KERRY A. GALVIN
Kerry A. Galvin Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following persons in the capacities indicated on May 13, 2005.

Signature	Title

* Dr. William T. Butler	Chairman of the Board

/s/ DAN F. SMITH Dan F. Smith	President, Chief Executive Officer and Director (Principal Executive Officer)

* Carol A. Anderson	Director

* Travis Engen	Director

* Danny W. Huff	Director

* Stephen F. Hinchliffe, Jr.	Director

* David J. Lesar	Director

* Dr. William R. Spivey	Director

* Dr. Ray R. Irani	Director

* Stephen I. Chazen	Director

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Signature	Title

/s/ T. KEVIN DENICOLA T. Kevin DeNicola	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ CHARLES L. HALL Charles L. Hall	Vice President and Controller (Principal Accounting Officer)

*By:	/s/ KERRY A. GALVIN
Kerry A. Galvin, as Attorney-in-fact, pursuant to powers of attorney previously filed with the Securities and Exchange Commission

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